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                                                                   EXHIBIT 99.02

                            EXCEL REALTY TRUST, INC.
              PRO FORMA CONDENCED CONSOLIDATED STATEMENTS OF INCOME

 For the Year Ended December 31, 1997 and the Three Months Ended March 31, 1998
         (Dollars in thousands, except share and per share information)

     The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the pending acquisitions had occurred on January 1, 1997. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q for the year ended December 31, 1997 and the period ended March 31, 1998 respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for Selected Properties to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1997, does not include other transactions occurring after the periods presented, nor do they purport to represent the results of operations of the Company for future periods.

                                                        FOR THE YEAR ENDED                       FOR THE THREE MONTHS ENDED
                                                         DECEMBER 31, 1997                              MARCH 31, 1998
                                               ------------------------------------------------------------------------------------
                                                              Pro Forma      Company                       Pro Forma      Company
                                                Historical   Adjustments    Pro Forma      Historical     Adjustments    Pro Forma
                                               ---------------------------------------     ----------------------------------------
Revenue:                                          $105,458    $ 17,667     $   123,125     $    37,212     $ 4,333      $    41,545

Direct Operating Expenses                          (19,069)     (3,425)        (22,494)         (8,451)       (822)          (9,273)
   and General and Administrative Expenses
Depreciation and amortization:                     (11,621)     (2,738)        (14,359)         (4,150)       (602)          (4,752)

Interest Expense (A):                              (23,991)    (12,225)        (36,216)         (7,824)     (3,056)         (10,880)

Real Estate Sales and Other Items                   (1,815)          0          (1,815)           (428)          0             (428)
                                               ---------------------------------------     ----------------------------------------
Net Operating Income:                          $    48,962       $(721)    $    48,241     $    16,359     $  (147)     $    16,212
                                               =======================================     ========================================
Basic net income per share                     $      2.06                 $      2.02     $      0.52                  $      0.51
                                               ===========                 ===========     ===========                  ===========
Diluted net income per share                   $      1.97                 $      1.93     $      0.49                  $      0.48
                                               ===========                 ===========     ===========                  ===========
Basic Weighted Average Shares Outstanding       19,521,000                  19,521,000      21,787,000                   21,787,000

Diluted Weighted Average Shares Outstanding     20,708,000                  20,708,000      23,966,000                   23,966,000

(A) Administrative and office expenses of the previous owner of the properties has been excluded from the Pro Forma Adjustments.

(B) Pro Forma Adjustments assumes borrowings from the Company's credit facility as noted on the Pro Forma Condensed Consolidated Balance Sheet were outstanding at an average interest rate of 6.9%.


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                                                                   EXHIBIT 99.02

                    EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the property acquisitions by the Company had occurred on March 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, does not include other transactions occurring after March 31, 1998, nor does it purport to present the future financial position of the Company.



                                                      HISTORICAL     PRO FORMA        COMPANY
ASSETS                                                 COMPANY      ADJUSTMENTS      PROFORMA
Real estate, net ................................     $  881,650     $ 168,500      $1,050,150
Other assets ....................................        162,213        (3,589)        158,624
                                                      ----------     ---------      ----------
      Total assets ..............................     $1,043,863     $ 164,911      $1,208,774
                                                      ==========     =========      ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

     Mortgages and notes payable (1) ............     $  362,738     $ 164,911      $  527,649
     Other liabilities ..........................         19,873            --          19,873
                                                      ----------     ---------      ----------
           Total liabilities ....................        382,611       164,911         547,522

Minority interest ...............................         41,430            --          41,430

Stockholders' equity ............................        619,822            --         619,822
                                                      ----------     ---------      ----------

     Total liabilities and stockholders' equity .     $1,043,863     $ 164,911      $1,208,774
                                                      ==========     =========      ==========

(1) Assumes cash requirements of the acquisitions, in excess of actual cash on hand at March 31, 1998, were made from the Company's credit facility.

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